UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

RICHMOND BROTHERS, INC.

RBI PRIVATE INVESTMENT I, LLC

RBI PRIVATE INVESTMENT II, LLC

RBI PI MANAGER, LLC

RICHMOND BROTHERS 401(K) PROFIT SHARING PLAN

DAVID S. RICHMOND

MATTHEW J. CURFMAN

NORMAN J. RAVICH IRREVOCABLE TRUST

NORMAN AND SALLY RAVICH FAMILY TRUST

ALEXANDER COLEMAN RAVICH 1991 IRREVOCABLE TRUST

ALYSSA DANIELLE RAVICH 1991 IRREVOCABLE TRUST

MARK H. RAVICH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Richmond Brothers, Inc. and Mark H. Ravich, together with the other participants named herein (collectively, “Richmond Brothers”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Richmond Brothers’ highly-qualified director nominee to the Board of Directors of Rockwell Medical, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1: On May 15, 2017, Richmond Brothers issued a Rebuttal Presentation, which is attached as Exhibit 1, in response to the many false and misleading claims made by the Company in its presentation. The Rebuttal Presentation was also posted by Richmond Brothers to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com.

Item 2: On May 15, 2017, Richmond Brothers issued the following press release, which was also posted by Richmond Brothers to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com:

Richmond Brothers and Mark H. Ravich Issue Presentation Responding to Rockwell Medical’s Misleading and Inaccurate Claims

Demonstrate that Rockwell Has Failed Miserably to Bring Promising Drugs Triferic and Calcitriol to Market

Note that Rockwell Is Comparing its Stock Performance to an Index Created by its IR/PR Firm to Make its Performance Look Less Appalling

Highlight David Domzalski’s Lack of Relevant Experience – In Stark Contrast to Highly-Qualified Nominee Mark H. Ravich

Vote the BLUE Proxy Card Today

JACKSON, MI and ST. LOUIS PARK, MN (May 15, 2017) – Richmond Brothers, Inc., a Michigan-based SEC registered investment advisor and wealth management firm that is the largest beneficial owner of Rockwell Medical, Inc. (NASDAQ: RMTI) (“Rockwell” or the “Company”), and Mark H. Ravich, who together with their affiliates beneficially own over 6.1 million shares, or 11.8% of the Company’s outstanding common stock, today issued a presentation responding to the many misleading and inaccurate claims in Rockwell’s May investor presentation entitled “Delivering Long-Term Superior Value.”

The presentation is available at https://tinyurl.com/kbw3kav. A selection of the false and misleading Rockwell claims that the presentation rebuts appear below.

False Rockwell Claim: “Rockwell is executing the best, most valuable strategy…We are pursuing, and have made significant progress on securing transitional add-on reimbursement for Triferic.”

The Facts:

•	Rockwell’s strategy for Triferic is not working.
•	Triferic has been approved for nearly 2.5 years, yet Rockwell has utterly failed to bring the drug to market or provide adequately detailed updates on its strategy for doing so – to the detriment of patients in need and shareholders.
•	Rockwell has been trying to obtain transitional add-on reimbursement for 20 months and counting – longer than the 14 months Chairman and CEO Rob Chioini claims, and longer than the 18 months that Rob says it took Amgen.
•	On the past four earnings calls, the Company has given noncommittal updates on securing transitional add-on reimbursement for Triferic, simply stating it believes it is close.

False Rockwell Claim: “A better comparison to more appropriate peers would be to the LifeSci Specialty Pharmaceutical Index, a basket of publicly traded specialty pharmaceutical stocks traded with principal listing in the U.S.”

The Facts:

•	Rockwell tells shareholders to compare its stock performance to that of the “LifeSci Specialty Pharmaceutical Index,” but this index appears to have been created by Rockwell’s investor relations/ public relations firm, LifeSci Advisors, for the express purpose of making Rockwell look better.
•	Rockwell claims that the Nasdaq Biotechnology Index (NBI) is not an appropriate comparable, yet that is precisely the index Rockwell used in its Annual Report filed just two months ago.

False Rockwell Claim: David Domzalski brings more than 20 years of critical healthcare and pharmaceutical expertise…Mr. Domzalski’s extensive experience in building commercial organizations and launching products within multi-cultural environments of “start-up” and established corporations will be extremely helpful to Rockwell as it commercializes Triferic globally.”

The Facts:

•	While Domzalski has worked at healthcare and pharmaceutical companies, his roles have been primarily sales and marketing focused.
•	Domzalski delivered meager sales at Leo Pharma, Inc. over the course of his short tenure.
•	Domzalski failed to bring a primary drug candidate to market at Foamix Pharmaceuticals, Ltd., leading to significant stock decline.
•	Domzalski has no prior board experience.
•	The Company claims that it conducted an extensive search for Domzalski, yet Rockwell never even interviewed the three world class people that Richmond / Ravich suggested.
•	Rockwell was against Domzalski before it was for him. Richmond / Ravich have reason to believe that Rockwell vetted Domzalski last year and decided against him before putting Robin Smith on the Board.
•	It is unclear whether Domzalski is truly independent of Rob Chioini.
•	Domzalski is not the right candidate for Rockwell’s Board.

False Rockwell Claim: “Mark Ravich has no relevant experience to add value to Rockwell’s Board.”

The Facts:

•	Mark has been a successful investor in medical device companies for nearly three decades.
•	Mark has executive experience, having served as CEO and director of Nasdaq listed Universal International, Inc., a wholesale retail company of which Mark led the IPO.
•	Mark has strong board experience, serving as a director of Orchids Paper Products Company (NYSEMKT:TIS, $250 million cap), where he is Chairman of its Governance Committee and a member of its Audit Committee.
•	Mark has strong sector experience
o	Director of Dilon Technologies Inc. and MR Instruments, Inc. two medical device companies.
o	Board advisor to Scidera Inc. (a genomics company)
o	Served as an advisor to Sterilmed, a reprocessor of single use medical devises that was successfully sold for a large profit.
•	Mark is independent of Rob Chioini and will act in the best interests of all Rockwell shareholders.
•	Rockwell’s accusation that Mark put retailer Odds and Ends into bankruptcy is false. Mark took over the company in December 1994 when it emerged from bankruptcy, not in 1990 as claimed by Rockwell.

TELL ROCKWELL YOU WILL NOT BE FOOLED AND WANT REAL CHANGE

VOTE THE BLUE PROXY CARD TO ELECT MARK H. RAVICH TODAY

If you have any questions, or require assistance with your vote, please contact Saratoga Proxy Consulting LLC, toll- free at (888) 368-0379, call direct at (212) 257-1311 or email: info@saratogaproxy.com

For more information, and to see other communications and filings from Richmond Brothers and Mark H. Ravich, visit this link: http://www.richmondbrothers.com/time-for-action-at-rmti.

About Richmond Brothers, Inc.

Richmond Brothers, Inc. is an SEC registered investment advisor and wealth management firm founded in 1994.

About Mark H. Ravich

Mark H. Ravich is a private investor and currently serves as President of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998.

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